Exhibit 99.(g)(2)(iii)

TWELFTH AMENDMENT AGREEMENT

Amending the terms of a Foreign Custody Management Agreement

This Amendment Agreement, made as of February 12, 2025 (“Effective Date”), is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”), on behalf of each series of the Trust, and The Bank of New York Mellon, a New York banking organization (“BNY”).

WITNESSETH:

The Trust (acting on behalf of certain series of the Trust) and BNY entered into a foreign custody management agreement on September 29, 2000, as amended, (the “Foreign Custody Agreement”). Pursuant to the Foreign Custody Agreement, certain series of the Trust have appointed BNY as foreign custody manager.

In accordance with Article VI, Section 4 of the Foreign Custody Agreement, the parties now wish to amend the Foreign Custody Agreement, to reflect the removal of five series of the Trust, namely Baillie Gifford China A Shares Growth Fund, Baillie Gifford Global Stewardship Equities Fund, Baillie Gifford Health Innovation Equities Fund, Baillie Gifford Multi Asset Fund and Baillie Gifford U.S. Discovery Fund. By executing this Amendment Agreement, the parties agree to be bound by the terms of the Foreign Custody Agreement as herein amended, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Foreign Custody Agreement as follows:

1.	Definition of “Fund”

The following section 7 in Article I shall be inserted into the Foreign Custody Agreement:

“Fund” shall include Baillie Gifford China Equities Fund, Baillie Gifford Developed EAFE All Cap Fund, Baillie Gifford EAFE Plus All Cap Fund, Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford Emerging Markets ex China Fund Baillie Gifford Global Alpha Equities Fund, Baillie Gifford International All Cap Fund, Baillie Gifford International Alpha Fund, Baillie Gifford International Concentrated Growth Equities Fund, Baillie Gifford International Growth Fund, Baillie Gifford International Smaller Companies Fund, Baillie Gifford Long Term Global Growth Fund and Baillie Gifford U.S. Equity Growth Fund.

2.	Signatures; Counterparts. The parties expressly agree that this Amendment Agreement may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment Agreement, by a manual signature on a copy of Amendment Agreement transmitted by facsimile transmission, by a manual signature on a copy of Amendment Agreement transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment Agreement by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment Agreement or of executed signature pages to counterparts of this Amendment Agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment Agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment Agreement by Electronic Signature, affirms authorization to execute this Amendment Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment Agreement and an agreement with its terms.

BAILLIE GIFFORD FUNDS, on behalf of each of Baillie Gifford China Equities Fund, Baillie Gifford Developed EAFE All Cap Fund, Baillie Gifford EAFE Plus All Cap Fund, Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford Emerging Markets ex China Fund, Baillie Gifford Global Alpha Equities Fund, Baillie Gifford International All Cap Fund, Baillie Gifford International Alpha Fund, Baillie Gifford International Concentrated Growth Equities Fund, Baillie Gifford International Growth Fund, Baillie Gifford International Smaller Companies Fund, Baillie Gifford Long Term Global Growth Fund and Baillie Gifford U.S. Equity Growth Fund.

/s/ Julie Paul
Name: Julie Paul
Authority: Vice President, Baillie Gifford Funds

THE BANK OF NEW YORK MELLON	/s/ William Catlin
Name: William Catlin
Authority: Director